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                                                                      EXHIBIT 11



                          BATTLE MOUNTAIN GOLD COMPANY
                    COMPUTATIONS OF EARNINGS PER COMMON SHARE
               (expressed in million, except per share amounts)
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
                                                                          1997        1996      1995
                                                                        -------      -------   ------

BASIC INCOME (LOSS) PER SHARE
  Net income (loss)                                                     $  (8.8)    $  (74.3) $  29.7
  Deduct dividends on preferred shares                                     (7.5)        (7.5)    (7.5)
                                                                        -------      -------   ------
  Net income (loss) applicable to common stock                          $ (16.3)    $  (81.8) $  22.2
                                                                        =======      =======   ======
  Shares
   Weighted average number of common shares outstanding                   229.7        229.6    227.9
                                                                        =======      =======   ======

  Basic income (loss) per common share                                  $(0.071)    $ (0.356) $ 0.097
                                                                        =======      =======   ======
 DILUTED INCOME (LOSS) PER SHARE
  Net income (loss) applicable to common stock                          $ (16.3)     $ (81.8) $  22.2
  Shares                                                                =======      =======   ======
    Weighted average number of common  shares outstanding                 229.7        229.6    227.9
    Assuming exercise of stock options reduced by the number of shares which could have been purchased with the proceeds from exercise
      of such options                                                      -             -        0.7
   Effect on average shares outstanding
     if debentures were converted                                          -             -        4.8
                                                                        -------      -------   ------

    Weighted average number of common shares outstanding, as adjusted     229.7        229.6    233.4
                                                                        =======      =======   ======
  Diluted income (loss) per share, assuming conversion                  $(0.071)     $(0.356)  $0.095
                                                                        =======      =======   ======

CALCULATIONS OF CONVERSIONS OF SECURITIES PRODUCING ANTI-DILUTIVE RESULTS
Conversion of preferred shares
  Net income (loss)
      Net income (loss) applicable to common stock                      $ (16.3)     $ (81.8)  $ 22.2
      Effect on net income if preferred shares were converted               7.5          7.5      7.5
                                                                        -------      -------   ------
        Net income (loss), as adjusted                                  $  (8.8)     $ (74.3)  $ 29.7
                                                                        =======      =======   ======
  Shares
    Weighted average number of common shares outstanding                  229.7        229.6    227.9
    Effect on average shares outstanding if preferred shares
      were converted                                                       11.0         11.0     11.0
                                                                        -------      -------   ------
    Weighted average number of common shares outstanding, as adjusted     240.7        240.6    238.9
                                                                        =======      =======   ======

  Diluted income (loss) per share, assuming conversion                  $(0.037)     $(0.309)  $0.124
                                                                        =======      =======   ======

Conversion of debentures
  Net income (loss)
    Net income (loss) applicable to common stock                        $ (16.3)     $ (81.8)    -
    Effect on net income if debentures were converted                       -            -       -
                                                                        -------      -------   ------
      Net income (loss), as adjusted                                    $ (16.3)     $ (81.8)    -
                                                                        =======      =======   ======

  Shares
    Weighted average number of common shares outstanding                  229.7        229.6     -
    Effect on average shares outstanding if debentures were converted       4.8          4.8     -
                                                                        -------      -------   ------
    Weighted average number of common shares outstanding, as adjusted     234.5        234.4     -
                                                                        =======      =======   ======

  Diluted income (loss) per share, assuming conversion                  $(0.070)    $ (0.349)    -
                                                                        =======      =======   ======


Conversion of options
  Net income (loss)
    Net income (loss) applicable to common stock                        $ (16.3)    $  (81.8)    -
                                                                        =======      =======   ======

  Shares
    Weighted average number of common shares outstanding                  229.7        229.6     -
    Effect on average shares outstanding if options were converted          0.1          0.5     -
                                                                        -------      -------   ------
    Weighted average number of common shares outstanding, as adjusted     229.8        230.1     -
                                                                        =======      =======   ======
  Diluted income (loss) per share, assuming conversion                  $(0.071)     $(0.356)    -
                                                                        =======      =======   ======
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